                                                                    EXHIBIT 10.9

              NAMED EXECUTIVE OFFICER SALARIES AND BONUS PAYMENTS

Base Salaries

      The base salaries for 2006 for the executive officers of Heritage Financial Group (the "Company") and HeritageBank of the South (the "Bank") who will be named in the compensation table that will appear in the Company's upcoming 2006 annual meeting proxy statement (the "named executive officers") are as follows:

                  Name and Title                                 Base Salary
O. Leonard Dorminey
President and Chief Executive of the Company                      $263,952
Chief Executive Officer of the Company

Carol W. Slappey
President of the Bank                                             $162,282

Tammy W. Burdette
Executive Vice President and Chief Financial Officer of           $126,672
the Company and the Bank

O. Mitchell Smith                                                 $124,821
Executive Vice President and Senior Credit Officer of the
Company and the Bank

Bonus Payments

      The Company has a discretionary bonus plan. In November 2005, the Compensation Committee authorized a discretionary bonus of 25 % of 2005 base salary to the named executive officers listed below. In determining this bonus, the Compensation Committee considered the successful completion of the public offering and the data processing conversion in 2005 and the Company's earnings as compared to earnings of regional peers.

   Name and Title                            Amount of Bonus
   --------------                            ---------------
O. Leonard Dorminey                              $63,500

Carol W. Slappey                                 $39,000

Tammy W. Burdette                                $30,500

      In 2005, the President and Chief Executive Officer of the Company had authority to approve bonuses to our fourth named executive officer, O. Mitchell Smith. During 2005, Mr. Smith received a $15,000 signing bonus when he joined the Company in February and was awarded a 15% of salary, or $16,800 discretionary bonus in December 2005. In 2006, Mr. Smith's bonuses will be determined by the Compensation Committee.